                                                                 NO. __________


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                              E.COM INTERNATIONAL, INC.

                                 COMMON STOCK WARRANT


    THIS IS TO CERTIFY THAT FOR GOOD AND VALUABLE CONSIDERATION, ___________ (the "Holder") is entitled to subscribe for and purchase from E.COM INTERNATIONAL, INC. (the "Company"), up to _______ fully paid and non-assessable shares of common stock of the Company, no par value (the "Warrant Shares"), at the price of $____ per share ("Exercise Price"), subject to certain adjustments as hereinafter provided.

    This Common Stock Warrant (hereinafter, this "Warrant") was originally issued on ___________, 1997 (the "Original Issue Date").

ARTICLE I.  EXERCISE OF WARRANT.

    1.1. EXERCISE OF WARRANT. Subject to the provisions of this Article I, the Holder may exercise this Warrant in whole, or in part, at any time before January 31, 1999, unless earlier redeemed.

    1.2. METHOD OF EXERCISE. Subject to Section 1.6 herein, the Holder shall exercise this Warrant by surrendering it at the offices of the Company at the address designated for notice purposes under Section 6.2 below, together with
(i) a duly executed subscription notice/election to purchase in substantially the form of ANNEX A hereto, and (ii) cash or check payable to the Company or wire transfer funds in the amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased. As soon as practicable after the Warrant has been so exercised, the Company shall issue and deliver, in such name or names as the Holder may direct, a certificate or certificates for the number of Warrant Shares for which the Holder subscribed. A surrendered Warrant shall be canceled by or on behalf of the Company, except that if the Warrant is exercised in part, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares.

    1.3. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall round up the number of shares to the nearest whole share.

    1.4. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an agreement with respect to indemnity and such other terms as reasonably requested by the Company, satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver in lieu of this Warrant, a Warrant of like tenor and amount.

    1.5. RIGHTS OF THE HOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the Holder of common stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company until the Warrant shall have been exercised as provided herein.

    1.6. PUBLIC OFFERING. In the event that the Company shall make an initial public offering of its securities through underwriters prior to the expiration of this Warrant or its exercise for the total number of Warrant Shares and the Company does not redeem the Warrants as provided in Article 4 herein, the Holder may exercise this Warrant in whole or in part at any time on or prior to 5:00 p.m., Pacific Time, on the ninetieth (90th) day following the effective date of the registration statement filed by the Company with the Securities and Exchange Commission ("SEC"); PROVIDED HOWEVER, that if the representative of the underwriters certifies that such exercise period would materially and adversely affect the orderly sale and distribution of the securities to be sold under the registration statement, the Holder may exercise this Warrant within a period of ninety (90) days to be mutually determined between the Company and the representative of the underwriters, PROVIDED that such period may not be later than one year from the effective date of the registration statement filed with the SEC. In the event this Section 1.6 becomes operative, this Warrant shall expire at 5:00 p.m., Pacific Time, on such ninetieth (90th) day. The Company shall notify the Holder of its intention to make an initial public offering promptly after the first public announcement of such intention.

ARTICLE 2.  COMPLIANCE WITH SECURITIES LAWS.

    Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold or otherwise transferred without an effective registration statement for such Warrant under the Securities Act or any applicable state securities laws or an opinion of counsel provided by the Holder or other evidence reasonably satisfactory to the Company that registration is not required thereunder. Each certificate representing the Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall bear a legend substantially in the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, OR SOLD, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE, NOR MAY THESE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT OPINION OF COUNSEL, CONCURRED IN BY COUNSEL FOR THE COMPANY, THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

ARTICLE 3.  PROVISIONS FOR PROTECTION OF THE HOLDER.

    3.1. RESERVATION OF SHARES. The Company shall at all times reserve such number of shares of its authorized but unissued common stock as necessary to permit the exercise of the Warrant for all of the Warrant Shares. If at any time an insufficient number of shares is authorized for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued common stock to such number of shares as shall be sufficient for such purpose.

    3.2. ADJUSTMENT FOR DIVIDENDS, STOCK SPLITS, OR RECLASSIFICATION. In case at any time prior to the complete exercise of this Warrant, its redemption as provided in Article 4 herein or its expiration the Company shall:

    (i) declare a dividend of common stock (or other securities of the Company) on its common stock;

    (ii) subdivide outstanding common stock into a larger number of shares of common stock by reclassification or otherwise; or

    (iii) combine outstanding common stock into a smaller number of shares of common stock by reclassification or otherwise, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of common stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. The determination of an adjustment that is made by the Board of Directors in good faith and absent manifest error shall be final, conclusive and binding.

    3.3. ADJUSTMENTS FOR MERGERS AND REORGANIZATIONS. If, prior to the complete exercise of this Warrant, its redemption as provided in Article 4 herein or its expiration, the Company shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Company is the surviving corporation), the Holder hereof will thereafter be entitled to receive, upon the exercise hereof, the securities or property to which a holder of the number of shares of common stock then deliverable upon the exercise hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

    3.4. DISSOLUTION, LIQUIDATION OR WIND UP. In case the Company shall, at any time prior to the complete exercise of this Warrant, its redemption as provided in Article 4 herein or its expiration, dissolve, liquidate or wind up its affairs, the Company shall provide written notice thereof to the Holder hereof and the holders of the Warrant Shares at least 30 days prior to such dissolution, liquidation or winding up, and the Holder hereof and the holders of the Warrant Shares may exercise such Warrants within 10 days after the date of such notice or such Warrants will expire. In the event of any such dissolution, liquidation or winding up of its affairs, the Holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which the Holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Holder upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such Holder hereof been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

ARTICLE 4.  REDEMPTION BY THE COMPANY.

    This Warrant may be redeemed by the Company at a price of $0.25 per Warrant Share ("Redemption Price"), upon at least 30 days prior written notice ("Redemption Notice") to the Holder, if (i) the Company files a registration statement with the Securities and Exchange Commission (the "Commission") for an initial public offering of the Company's Common Stock, (ii) an initial public offering of the Company's Common Stock closes on or before the expiration of this Warrant at a price of at least $4.00 per share, or (iii) the Company achieves revenues of at least $4,000,000. If the Company gives notice of its intention to redeem this Warrant, the Holder shall either (i) exercise this Warrant before the date specified in the Redemption Notice, or (ii) accept the Redemption Price.

ARTICLE 5.  PIGGYBACK REGISTRATION.

    If prior to the exercise of this Warrant, its expiration or its redemption as provided in Article 4 herein, the Company proposes to file a registration statement with the Commission for a public offering and sale of Common Stock of the Company (other than a registration statement on Forms S-4 or S-8 or in connection with an exchange offering), not less than 20 days prior to such registration, the Company shall give notice to the Holder hereof and the holders of the Warrant Shares of its intention to do so, and, upon the written request of the Holder hereof or any holder of Warrant Shares given within 10 days after the date of any such notice, include in such registration statement such Warrant Shares issued or issuable upon the exercise of this Warrant as have been requested by any such Holder to be included in such registration, PROVIDED that such Holder (i) enters into an underwriting agreement with the underwriters of the offering and
(ii) agrees to lock up any Warrant Shares not being registered as requested by the underwriters. Unless the Company determines in its sole discretion not to proceed with the offering, the Company will in each instance use its best efforts to cause any Warrant Shares issued or issuable (but not for when-issued trading) hereunder (the holders of which shall have so requested registration thereof) to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction where the Company proposes to file; PROVIDED that in the event such registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the aggregate number of securities to be issued by the Company, (ii) second, the Warrant Shares issued or issuable hereunder requested to be included in such registration, and (iii) third, other securities requested to be included in such registration; and provided further, however, that to the extent such priority violates any agreement of the Company outstanding prior to the Original Issue Date with respect to registration of its equity securities, the shares covered in any such agreement shall be treated on a pro rata basis with the Warrant Shares issued or issuable hereunder requested to be included in such registration.

ARTICLE 6.  MISCELLANEOUS PROVISIONS.

    6.1. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Oregon.

    6.2. NOTICES. Any notice or other document required or permitted to be given in connection with this Warrant shall be sufficiently given if sent by first class mail, postage prepaid, addressed to the Company as follows:

    E.Com International, Inc.
    7737 SW Cirrus Drive
    Beaverton, Oregon  97008

(until notice of another address is given in writing by the Company to the Holder of this Warrant) and to the Holder at the last address shown on the books of the Company or its transfer agent maintained for the registry and transfer of Warrants.

    6.3. SUCCESSORS. All covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

    6.4. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

    6.5. HEADINGS. The headings used herein are for convenience only, are not a part of this Warrant and shall not affect the interpretation hereof.


Attest:                                E.COM INTERNATIONAL, INC.


--------------------------             -------------------------------------
Steven A. Larson                       William F. Stephens
Secretary                              President and Chief Executive Officer

                                                                        ANNEX A


                       SUBSCRIPTION NOTICE/ELECTION TO PURCHASE

                      (TO BE EXECUTED UPON EXERCISE OF WARRANT)

    The undersigned, the registered holder of Warrant __ (the "Warrant"), issued by E.Com International, Inc. hereby (1) irrevocably subscribes for _________ shares of common stock which the undersigned is entitled to purchase under the terms and conditions of the Warrant, (2) makes payment of $___________ in full [in cash/by certified check/by wire transfer] therefor as called for by the Warrant, and (3) directs that the certificates for such shares of common stock issuable upon exercise of the Warrant be issued in the name of and delivered to ________________ whose address is

-------------------------------------------------------------.



                        ----------------------------------------------
                                  Print Name of Investor


                        ----------------------------------------------
                                  Signature of Investor


                        ----------------------------------------------
                                  Print name of partnership, corporation
                                  trust or other entity


                        By:
                           --------------------------------------------
                                  Signature of authorized representative


                        -----------------------------------------------
                                  Capacity of authorized representative

Dated:                   , 199
       -----------------     ---






NOTICE: The signature on this Subscription Notice/Election to Purchase must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                         -5-